Form of
                              REINSURANCE AGREEMENT
                         (hereinafter called Agreement)


                                     between


                          SAFECO Life Insurance Company
                           (hereinafter called SAFECO)

                                       and

                                 The Undersigned
                                    Reinsurer



It is agreed by the two companies as follows:


                       ARTICLE I PARTIES TO THE AGREEMENT

This Agreement shall be binding upon and shall inure solely to the benefit of SAFECO and Reinsurer. This Agreement shall not and is not intended to create any right or interest in any third party and shall not and is not intended to create any legal relationship between either party and any third party, including, without limitation, annuitants, insured, certificate holders, employees, dependents, beneficiaries, policy owners, applicants or assignees under any policy or contract issued by SAFECO.

                           ARTICLE II AMOUNTS AT RISK

A. Refer to Schedule C for a full description of the guaranteed minimum death benefit.

B. The contract value represents the owner's invested assets in the funds in Schedule B as it appears in the records of SAFECO before application of any surrender charges, on any given date.

C. This policy is sold as an Internal Revenue Code (IRC) Section 408 (IRA) annuity, Section 457 (Government Deferred Compensation) annuity, Section 403(b) (TSA) annuity and as a non-qualified annuity. Reinsurer will reinsure 50% of both qualified and non-qualified annuities.

                    ARTICLE III AUTOMATIC EXCESS REINSURANCE

A. On and after the Effective Date of this Agreement, subject to the limit of Reinsurer's liability set forth in Schedule A and all other terms, conditions and limitations set forth in this Agreement and the Schedules attached to and made a part hereof, SAFECO shall cede and the Reinsurer shall accept 50% of SAFECO's guaranteed death benefit liability under the Variable Annuity Contracts, as described in Article II A.

B. This Agreement covers only SAFECO's liability for claims paid under Variable Annuity Contracts written on forms and investment in funds which were reviewed and approved by the Reinsurer prior to their issuance. Forms, as supplemented by additional materials, and funds approved as of the date of this Agreement are listed on Schedule B, attached hereto and made a part hereof. If SAFECO intends to use a new form or fund, or revise an approved form or fund, the Reinsurer shall have reinsurance liability under this Agreement only after having approved the use of the proposed form, fund, or revision after receipt of written notice of such intention together with a copy of the proposed form, fund or revision. The Reinsurer has the right to approve or reject the proposed form, fund or revision. Such approval or rejection shall be in writing. SAFECO shall provide Reinsurer a revised Schedule B whenever a form, fund or revision is approved for use by the Reinsurer.

C. SAFECO shall provide written notice to Reinsurer of any changes in its published limits and rules identified on Schedule C, and Reinsurer.
     Reinsurer shall have no liability pursuant to revised limits and rules unless and until Reinsurer provides written notice to SAFECO that such revised limits and rules are acceptable.

                   ARTICLE IV LIABILITY OF REINSURER

Reinsurer's liability for reinsurance under this Agreement shall follow that of SAFECO in every case, and be subject to all respects to the general stipulations, terms, clauses, conditions, waivers and modifications of the Variable Annuity Contracts.

In no event shall Reinsurer have any reinsurance liability unless the Variable Annuity Contract issued by SAFECO is in force and the underwriting and issuance of coverage by SAFECO constitutes the doing of business in a state of the United States of America in which SAFECO is properly licensed and authorized to do business.

                         ARTICLE V REINSURANCE PREMIUMS



The quarterly premiums for reinsurance subject to the terms and conditions of this Agreement shall be determined by application of the rates set forth in Schedule D to the amount of reinsurance coverage provided for each annuity insured by SAFECO, subject to the following:

1. The reinsurance premiums shall be based on the owner's age at the end of each quarter. If the contract is jointly owned, the reinsurance premiums shall be based on the age of the older owner. SAFECO shall determine the owner's age at the time it prepares the quarterly exposure data submission for the variable annuity guaranteed death benefit, as set forth in Schedule E, attached hereto.

2. The Age Adjusted Aggregate Contract Value is the sum of the contract values in all of SAFECO's variable annuities subject to this Agreement, minus contract values attributable to amounts in excess of the maximum purchase amounts listed in Schedule A. 50% of the Age Adjusted Aggregate Contract Values times one fourth (1/4) of the minimum premium rate will be remitted to Reinsurer in advance for the current quarter, at the time of settlement for the prior quarter.

3. For contract holders with attained ages less than 65 and for qualified business only, the reinsurance premium over each calendar year will be at least equivalent to _______________, subject to the funds set forth in Schedule B.

4. For contract holders with attained ages less than 65 and for qualified business only, the reinsurance premium over each calendar year will be _______________________, subject to the funds set forth in Schedule B.

5. For contract holders with attained ages 65 and above and for qualified business only, the reinsurance premium over each calendar year will be _______________, subject to the funds set forth in Schedule B.

6. For contract holders with attained ages less than 65 and for non-qualified business only, the reinsurance premium over each calendar year will be _______________, subject to the funds set forth in Schedule B.

7. For contract holders with attained ages less than 65 and for non-qualified business only, the reinsurance premium over each calendar year will be _______________, subject to the funds set forth in Schedule B.

8. For contract holders with attained ages 65 and above and for non-qualified business only, the reinsurance premium over each calendar year will be _______________, subject to the funds set forth in Schedule B.

9. The reinsurance premium during any quarter will be the product of the quarterly exposure, as described in paragraph 10 below, and the age and sex specific rate from Schedule D, the Quarterly Reinsurance Premium Rate table. The actual reinsurance premium earned by the Reinsurer will be subject to the minimum and maximum amounts described above.

10. For calculating quarterly exposure, the account value is subtracted from the Minimum Guaranteed Death Benefit (MGDB) for every annuitant at the beginning of each quarter and at the end of each quarter. Negative amounts are not included. The average of these two values is the quarterly exposure.

11. For calculating the minimums and maximums described in paragraphs 2-8 above, the Age Adjusted Aggregate Contract Value is the average of the values taken on the beginning of each quarter and the end of each quarter.



                          ARTICLE VI PREMIUM ACCOUNTING

SAFECO shall forward to Reinsurer within 30 days of the end of the reporting period a quarterly statement as set forth in Schedule E. SAFECO shall also remit any premium due for the prior quarter along with an advance minimum premium for the current quarter, in accordance with Article V.

                               ARTICLE VII CLAIMS

A. SAFECO is solely responsible for payment of its claims under the Underlying Annuity Contracts, policies, master contracts or certificates identified on Schedule B. SAFECO shall provide Reinsurer with proof of claim, proof of claim payment and any other claim documentation requested by Reinsurer. Payment of reinsurance shall be made by Reinsurer in one sum regardless of the method of payment by SAFECO and within thirty (30) calendar days following receipt of the quarterly reinsurance statement, as set forth in Schedule E.

B. SAFECO shall notify Reinsurer of its intentions to contest, compromise, or litigate a claim involving reinsurance.

                              ARTICLE VIII RESERVES

The reserve held by Reinsurer for reinsurance of the variable annuity death benefit will be determined as follows:

The amount determined not to be less than the recognized statutory required reserve (or that required by model law, regulation or Actuarial Guideline adopted by the National Association of Insurance Commissioners (NAIC) if no statutory requirement exists).

In the absence of any of the above, reserving will follow that recommended in the American Academy of Actuaries June 1996 report on Reserving for Minimum Guaranteed Death Benefits for Variable Annuities.

                    ARTICLE IX EXTRA CONTRACTUAL OBLIGATIONS

A. In no event shall Reinsurer be liable for extra contractual damages (whether they constitute Compensatory damages, Statutory penalties, Exemplary or Punitive damages) which are awarded against SAFECO as a result of an act, omission or course of conduct by SAFECO in connection with policies subject to this Agreement, unless the Reinsurer shall have received notice of and concurred with the actions taken or not taken by SAFECO which led to its liability, in which case the Reinsurer shall pay its share of such liability. For this purpose, the Reinsurer's share will be proportionate with its risk under the business reinsured hereunder.

B.   The following definitions shall apply:

     (1) Punitive damages and Exemplary damages are those damages awarded as a penalty, the amount of which is not governed nor fixed by statute.

     (2) Statutory penalties are those amounts that are awarded as a penalty but fixed in amount by statute.

     (3) Compensatory damages are those amounts awarded to compensate for the actual damages sustained and are not awarded as a penalty nor fixed in amount by statute.

                              ARTICLE X LITIGATION

A.   In the event of any action  brought  against  SAFECO  under any  Underlying
     Annuity Contract that is subject to the terms and conditions of this Agreement, SAFECO shall provide a copy of such action and written notice of such action within seven (7) business days to Reinsurer. If Reinsurer is a party to action brought against SAFECO, SAFECO shall seek agreement by Reinsurer on the selection and appointment of local counsel to represent SAFECO in such action.

B. SAFECO and Reinsurer agree that all litigation costs, excluding the salaries of employees of SAFECO and Reinsurer, shall be borne by SAFECO.

                                ARTICLE XI OFFSET

Either party shall have, and may exercise at any time and from time to time, the right to offset any balance or amounts whether on account of premiums or on account of losses or otherwise, due from one party to the other under the terms of this Agreement. However, in the event of insolvency of SAFECO subject to the provisions of Article XVI, offset shall only be allowed in accordance with the statutes and/or regulations of the state having jurisdiction over the insolvency.

                          ARTICLE XII ACCESS TO RECORDS

Either party, or its duly authorized representative, shall have access (at any reasonable time) to all records of SAFECO (including the right to photocopy documents) which pertain in any way to this reinsurance. The right of access shall survive the termination of this Agreement.

                    ARTICLE XIII DELAYS, ERRORS OR OMISSIONS

No accidental delay, errors or omissions on the part of SAFECO shall relieve Reinsurer of liability provided such delay, errors or omissions are rectified as soon as possible after discovery. However, Reinsurer shall not be liable with respect to any reinsurance which may have been inadvertently included in the premium computation but which ought not to have been included by reason of the terms and conditions of this Agreement. It is expressly understood and agreed that if failure to comply with any terms of this Agreement is hereby shown to be unintentional or the result of misunderstanding or oversight on the part of either party, both parties shall be restored to the position they would have occupied had no such error or oversight occurred, subject always to the correction of the error or oversight.


                              ARTICLE XIV CURRENCY

All retentions and limits hereunder are expressed United States dollars and all premium and loss payments shall be made in United States currency. For the purposes of this Agreement, amounts paid or received by Reinsurer in any other currency shall be converted into United States dollars at the rates of exchange on the date such transactions are entered on the books of Reinsurer.

                            ARTICLE XV HOLD HARMLESS

A. Reinsurer shall indemnify and hold SAFECO harmless from any and all liability, loss, damage, fines, punitive damages, penalties and costs, including expenses and attorney's fees, which results from any negligence or willful misconduct of Reinsurer in fulfilling its duties and obligations under this Agreement or which results from any action which exceeds its authority under this Agreement.

B. SAFECO shall indemnify and hold Reinsurer harmless from any and all liability, loss, damage, fines, punitive damages, penalties and costs, including expenses and attorney's fees, which results from any negligence or willful misconduct of SAFECO in fulfilling its duties and obligations under this Agreement or which results from any action which exceeds its authority under this Agreement.

                             ARTICLE XVI INSOLVENCY

In the event of insolvency of SAFECO, the reinsurance under this Agreement shall be payable directly by Reinsurer to SAFECO or to its liquidator, receiver, conservator or statutory successor on the basis of Reinsurer's liability to SAFECO without diminution because of the insolvency of SAFECO or because the liquidator, receiver, conservator or statutory successor of SAFECO has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of SAFECO has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of SAFECO shall give prompt written notice to Reinsurer of the pendency of a claim against SAFECO within a reasonable time after such claim is filed in the receivership, conservation, insolvency or liquidation proceeding and that during the pendency of such claim, Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to SAFECO or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by Reinsurer shall be chargeable, subject to the approval of the Court, against SAFECO as part of the expense of conservation or liquidation to the extent of a pro-rate share of the benefit which may accrue to SAFECO solely as a result of the defense undertaken by Reinsurer.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by SAFECO.

                            ARTICLE XVII ARBITRATION

A. As a condition precedent to any right of action hereunder, any dispute between the parties with respect to the interpretation of this Agreement or any right, obligation or liability of either party, whether such dispute arises before or after termination of this Agreement, shall be submitted to arbitration upon the written request of either party. Each party shall select an arbitrator within thirty (30) days of the written request for arbitration. If either party refuses or neglects to appoint an arbitrator within thirty (30) days of the written request for arbitration, the other party may appoint the second arbitrator. The two arbitrators shall select an umpire within thirty (30) days of the appointment of the second arbitrator. If the two arbitrators fail to agree on the selection of the umpire within thirty (30) days of the appointment of the second arbitrator, each arbitrator shall submit to the other a list of three umpire candidates, each arbitrator shall select one name from the list submitted by the other and the umpire shall be selected from the two names chosen by a lot drawing procedure to be agreed upon by the arbitrators.

B.   The   arbitrators   and  the  umpire  all  shall  be  active  or   retired,
     disinterested executive officers of insurance or reinsurance companies.

C. The arbitration panel shall interpret this Agreement as an honorable engagement rather than merely as a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business. The arbitration panel is released from judicial formalities and shall not be bound by strict rules of procedure and evidence.

D. The decision of the arbitration panel shall be final and binding on both parties. The arbitration panel may, at its discretion, award costs and expenses as it deems appropriate, including, but not limited to, attorney's fees and interest. Judgment may be entered upon the final decision of the arbitration panel in any court of competent jurisdiction.

E. All meetings and hearings before the arbitration panel shall take place in _______________________ unless some other place is mutually agreed upon by the parties.

F. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expenses of the umpire and of the arbitration.

                    ARTICLE XVIII DAC TAX REGULATION ELECTION

Reinsurer and SAFECO hereby agree to make an election pursuant to Internal Revenue Code Regulation Section 1.848-2(g)(8). This election shall be effective for all taxable years for which the Reinsurance Agreement remains in effect.

The terms used in this article are defined by reference to Regulation Section 1.848-2 promulgated on December 28, 1992.

Reinsurer and SAFECO agree that the entity with net positive consideration for the reinsurance agreement for each taxable year will capitalize specified policy acquisition expenses with respect to the reinsurance agreement without regard to the general deductions limitation of Section 848(c)(1) of the Internal Revenue Code of 1986, as amended.

Reinsurer and SAFECO agree to exchange information pertaining to the amount of net consideration under the reinsurance agreement each year to ensure consistency. To achieve this, SAFECO shall provide Reinsurer with a schedule of its calculation of the net consideration for all reinsurance agreements in force between them for a taxable year by no later than April 30 of the succeeding year. Reinsurer shall advise SAFECO if it disagrees with the amounts provided by no later than May 31, otherwise the amounts will be presumed correct and shall be reported by both parties in their respective tax returns for such tax year. If Reinsurer contests SAFECO's calculations of the net consideration, the Parties agree to act in good faith to resolve any differences within thirty (30) days of the date Reinsurer submits its alternative calculation and report the amounts agreed upon in their respective tax returns for such tax year.

Reinsurer represents and warrants that it is subject to U.S. taxation under either Subchapter L or Subpart F of Part III of Subchapter N of the Internal Revenue Code of 1986, as amended.

                ARTICLE XIX EFFECTIVE DATE: TERM AND TERMINATION

A. The effective date of this Agreement is _____________. This Agreement remains effective for all business written by SAFECO through ____________, unless terminated pursuant to the paragraphs listed below:

B. Once each calendar year, SAFECO shall have the option to recapture existing contracts beginning with the twentieth (20) anniversary of their reinsurance hereunder. Recapture must be made on an issue year basis, and no contracts can be recaptured unless all contracts with earlier issue years are recaptured.

C. Reinsurer shall have the option of not accepting additional contracts under this Agreement, at any time, upon delivery of thirty (30) calendar days written notice to SAFECO, within thirty (30) days of the happening of any of the following events:

     (1) SAFECO's assignment rating by A.M Best is modified by a Best's Rating Modifier of "w" Rating Watch List; or SAFECO's A.M. Best rating is reduced to a "C" or lower.

     (2) SAFECO is placed upon a "watch list" by its domiciliary state's insurance regulators;

     (3) An order appointing a receiver, conservator or trustee for management of SAFECO is entered or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of SAFECO;

     (4) SAFECO is merged, purchased or there is any other change (in whole or in part) in the ownership of SAFECO;

     (5) SAFECO withdraws from or substantially reduces the active marketing of policy forms identified in Schedule B.

     (6) The Securities and Exchange Commission revokes the licenses of SAFECO to conduct business.

     (7) Failure by SAFECO to pay premium in accordance with Article V. If, during the thirty (30) days notice period, Reinsurer receives all premiums in arrears and all premiums which may become due within the thirty (30) days notice period, the notice of termination shall be deemed withdrawn. In the event of termination under this paragraph, this Agreement may be reinstated upon the written consent of Reinsurer if, at any time within sixty (60) days of termination, SAFECO pays and Reinsurer receives all premiums due and payable up to the date of reinstatement. In the event Reinsurer consents to reinstatement, it shall have no liability for claims incurred between the date of termination and the date of reinstatement.

D. SAFECO may terminate this Agreement upon 30 days written notice in the event of any of the following:

     (1) Reinsurer's assigned rating by A.M. Best is modified by a Best's Rating Modifier of "w" Rating Watch list; or Reinsurer's A.M
          Best rating is reduced to a "C" or lower.

     (2) Reinsurer is placed upon a "watch list" by its domiciliary state's insurance regulators;

     (3) An order appointing a receiver, conservator or trustee for management of Reinsurer is entered or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of Reinsurer;

     (4) Reinsurer is merged, purchased or there is any other change in its ownership;

E. If this Agreement is terminated, Reinsurer shall be relieved of all liability to SAFECO:

     (1) for claims incurred following the termination date of this Agreement under such Underlying Annuity Contracts issued by SAFECO, and

     (2) for claims incurred prior to the termination date of this Agreement, but proof of claim approved by SAFECO and proof of claim payment made by SAFECO is not provided to Reinsurer within twelve (12) calendar months following the end of the month in which termination of the Agreement is effective.

F.   Reinsurer  shall continue to be entitled to all offset credits  provided by
     Article XI for the entire amount of premiums due and payable by SAFECO up to the effective date of termination.

G. SAFECO shall not have the right to assign or transfer any portion of the rights, duties and obligations of SAFECO under the terms and conditions of this Agreement without the written approval of Reinsurer.

                               ARTICLE XX NOTICES

All notices required to be given hereunder shall be in writing and shall be deemed delivered if personally delivered, sent via facsimile, or dispatched by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as follows:

      Address:





     Address:






Notice shall be deemed given on the date it is deposited in the mail or sent via facsimile in accordance with the foregoing. Any party may change the address to which to send notices by notifying the other party of such change of address in writing in accordance with the foregoing.

This Agreement constitutes the entire contract between the parties and shall be deemed to have been made under and governed by the laws of the State of ________ ________. Any amendment or modification hereto shall be in writing, endorsed upon or attached hereto and signed by both SAFECO and Reinsurer.

In witness whereof, the parties hereto have caused this Agreement to be signed in duplicate on the dates indicated to be effective as of the date specified above.

                                                   SAFECO Life Insurance Company

Date:                                              By:


                                                  Reinsurer

Date:                                              By:

                                   SCHEDULE A


                   Maximum Limits of Reinsurance in Reinsurer

                                   SCHEDULE B

           Contracts and Funds Subject to this Reinsurance Agreement

                                   SCHEDULE C

                           Limits and Rules of SAFECO

1) (a) The Minimum Guaranteed Death Benefit: The initial Minimum Guaranteed Death Benefit shall be equal to the initial Net Purchase Payment. Additional Net Purchase Payments are added to the Minimum Guaranteed Death Benefit. The Minimum Guaranteed Death Benefit will be adjusted after any Withdrawal by multiplying it by the ratio of the Contract Value after the Withdrawal to the Contract Value before the Withdrawal. The Minimum Guaranteed Death Benefit shall be redetermined on each Eight Year Contract Anniversary by taking the greater of the Contract Value on that Eight Year Contract Anniversary or the previous Minimum Guaranteed Death Benefit. After the Owner's death, the Minimum Guaranteed Death Benefit will be reduced dollar for dollar by any Withdrawals.

     (b) Death Benefit Options: Upon the death of the Owner prior to the annuity date, the Beneficiary may elect a Settlement Option or to receive a single lump sum payment.

     (c)  Death Benefit (Prior to age 72)
          If the Owner dies prior to age 72 and before a Settlement Option has commenced, and provided that the Beneficiary provides due proof of death in a form satisfactory to SAFECO and has elected a Death Benefit Option within six (6) months of the date of death, the amount of the Death Benefit will be the greater of:

          (i) the Contract Value on the date of election of a Death Benefit Option by the Beneficiary; or

          (ii) the Minimum Guaranteed Death Benefit.

     (d)  Death Benefit (After age 71)

          If the Owner dies after age 71 and before a Settlement Option has commenced, and provided that the Beneficiary provides due proof of death in a form satisfactory to SAFECO and has elected a Death Benefit Option within (6) months of the date of death, the amount of the Death Benefit will be the greater of:

          (i) The Contract Value on the date of election of a Death Benefit Option by the Beneficiary; or

          (ii) the Minimum Guaranteed Death Benefit established on the last Eight Year Contract anniversary preceding the Owner's 72nd birthday, adjusted for any Net Purchase Payments received or Withdrawals taken since that Eight Year Contract Anniversary.

     (e) Death Benefit (Death notification or Death Benefit Option election more than Six Months after Date of Death).

          If notification of death or election of a Death Benefit Option occurs after the six month anniversary of the date of death, the death benefit will be the Contract Value on the date of election of a Death Benefit Option determined as follows: the Contract Value calculated as of the six-month anniversary of the date of death will be compared with the last calculated Minimum Guaranteed Death Benefit to determine if additional funds are required to be added by SAFECO to equal such Minimum Guaranteed Death Benefit. SAFECO will supplement any deficiency in Contract Value, such that Contract Value will equal the Minimum Guaranteed Death Benefit. Thereafter, until the date of election of a Death Benefit Option, the Contract Value attributable to SAFECO's contribution will be guaranteed and interest paid thereon at prevailing money market rates; the portion of the Contract Value existing on the six month anniversary of the date of death will be subject to adjustment reflecting the investment experience for the period from the six-month anniversary to the date of election of a Death Benefit Option. In addition, the amount of the death benefit will be reduced dollar for dollar by any Withdrawal after the Owner's death.

     (f) Election Period: The election of a Settlement Option must be made by the Beneficiary during the 60-day period commencing with the date of receipt by SAFECO of notification of the Owner's death. If no election is made within the 60-day period, then a single sum payment will be made to the Beneficiary.

     (g)  The death benefit must be distributed:

          (i)  By the fifth anniversary of the Owner's death; or

          (ii)Over a designated Beneficiary's life or over a period not extending beyond the Beneficiary's life expectancy, in equal or substantially equal payments, with payments beginning within one year of the death of the Owner.

     (h) If the Beneficiary is the spouse of the Owner, the Contract may be continued by the spouse, and the spouse will become the Owner.

     (i)  Joint Owners:

          (i) The Minimum Guaranteed Death Benefit will only be payable on the death of the older joint Owner. Upon the death of the older joint Owner, if the contract is continued, no Minimum Guaranteed Death Benefit applies for the remaining duration of the Contract.

          (ii) Upon the death of a joint Owner, the surviving Owner shall be the designated Beneficiary. Any other named Beneficiary shall be a contingent Beneficiary.

          (iii)Upon the death of a joint Owner, the surviving Owner may elect a Settlement Option or a lump sum payment, or may elect to continue the Contract.

2)       The maximum purchase payment without SAFECO's approval is ____________.

3)       The minimum initial purchase payment varies from ___ to ___ per month.

                                   SCHEDULE D

                       Quarterly Reinsurance Premium Rates





                                   SCHEDULE E

                           Quarterly Reporting Format


1. Following the end of each calendar quarter, the Quarterly Detail Page, Fund/Exposure-Based exhibit (attached) must be prepared for each reinsured plan.

2. The tabulation should be on an Adjusted Basis, which requires omission of excess contract values due to an issue amount in excess of _________
     __________.

3. The tabulation is on a seriatim basis, with each contract contributing toward the totals for both exposure and aggregate contract value.

4. The tabulation is necessary to assess the correct amount at risk for accurate calculation of reinsurance premium. SAFECO can choose to report values a) as weighted averages during the quarter, or b) as of the end of the quarter. This election must be denoted on the submission.

5. At year end reporting, a tabulation of exposures by age and sex based on a percentage decrease in account value specified in Reinsurer must be submitted for reserve purposes.

                         VARIABLE ANNUITY DEATH BENEFIT
                    Quarterly Input Page, Fund/Exposure-Based


                                    Qualified


Calendar Year
                      ------------

Reporting Quarter
                      ------------

                                            Male        Female
                  Male        Female       Annuity      Annuity       Male        Female      Male GMDB     Female
  Age Band      Exposure     Exposure       Value        Value       Claims       Claims                     GMDB


               ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
       0 - 34
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

      35 - 39
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

      40 - 44
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

      45 - 49
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

      50 - 54
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

      55 - 59
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

      60 - 64
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

      65 - 69
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

      70 - 74
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

      75 - 79
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

      80 - 84
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

      85 - 89
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

      90 - 94
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

      95 - 99
               ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

               ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
       0 - 64            0            0            0            0            0            0            0            0
               ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

          65+            0            0            0            0            0            0            0            0
               ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

       Totals            0            0            0            0            0            0            0            0
               ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

Total Male/Female:
                            ------------              ------------              ------------              ------------
       0 - 64                         0                         0                         0                         0

                            ------------              ------------              ------------              ------------
          65+                         0                         0                         0                         0

                            ------------              ------------              ------------              ------------
       Totals                         0                         0                         0                         0
                            ------------              ------------              ------------              ------------

Please use end of the period values.

    Age Band                                              Male                                             Female
                        Male             Male           Exposure         Female           Female          Exposure
                      Exposure       Rates /1,000       Premium         Exposure       Rates /1,000       Premium
                   ---------------- ---------------- --------------- ---------------- ---------------- ---------------
           0 - 34                0                                0                0                                0
          35 - 39                0                                0                0                                0
          40 - 44                0                                0                0                                0
          45 - 49                0                                0                0                                0
          50 - 54                0                                0                0                                0
          55 - 59                0                                0                0                                0
          60 - 64                0                                0                0                                0
          65 - 69                                                 0                                                 0
          70 - 74                                                 0                                                 0
          75 - 79                                                 0                                                 0
          80 - 84                                                 0                                                 0
          85 - 89                                                 0                                                 0
                   ---------------- ---------------- --------------- ---------------- ---------------- ---------------


           0 - 64                0                                0                0                                0
                   ---------------- ---------------- --------------- ---------------- ---------------- ---------------

              65+                0                                0                0                                0
                   ---------------- ---------------- --------------- ---------------- ---------------- ---------------

           Totals                0                                0                0                                0
                   ---------------- ---------------- --------------- ---------------- ---------------- ---------------





                         VARIABLE ANNUITY DEATH BENEFIT
                    Quarterly Input Page, Fund/Exposure-Based

                                  Non-Qualified

                      ---------------
Calendar Year
                      ---------------
                      ---------------
Reporting Quarter
                      ---------------


                                            Male        Female
                  Male        Female       Annuity      Annuity       Male        Female      Male          Female
  Age Band      Exposure     Exposure       Value        Value       Claims       Claims      GMDB           GMDB


               ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
       0 - 34
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

      35 - 39
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

      40 - 44
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

      45 - 49
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

      50 - 54
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

      55 - 59
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

      60 - 64
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

      65 - 69
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

      70 - 74
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

      75 - 79
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

      80 - 84
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

      85 - 89
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

      90 - 94
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

      95 - 99
               ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

               ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
       0 - 64            0            0            0            0            0            0            0            0
               ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

          65+            0            0            0            0            0            0            0            0
               ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

       Totals            0            0            0            0            0            0            0            0
               ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

Total Male/Female:
                            ------------              ------------              ------------              ------------
       0 - 64                         0                         0                         0                         0

                            ------------              ------------              ------------              ------------
          65+                         0                         0                         0                         0

                            ------------              ------------              ------------              ------------
       Totals                         0                         0                         0                         0
                            ------------              ------------              ------------              ------------


Please use end of the period values.

    Age Band                                              Male                                             Female
                        Male             Male           Exposure         Female           Female          Exposure
                      Exposure       Rates /1,000       Premium         Exposure       Rates /1,000       Premium
                   ---------------- ---------------- --------------- ---------------- ---------------- ---------------
           0 - 34                0                                0                0                                0
          35 - 39                0                                0                0                                0
          40 - 44                0                                0                0                                0
          45 - 49                0                                0                0                                0
          50 - 54                0                                0                0                                0
          55 - 59                0                                0                0                                0
          60 - 64                0                                0                0                                0
          65 - 69                                                 0                                                 0
          70 - 74                                                 0                                                 0
          75 - 79                                                 0                                                 0
          80 - 84                                                 0                                                 0
          85 - 89                                                 0                                                 0
                   ---------------- ---------------- --------------- ---------------- ---------------- ---------------


           0 - 64                0                                0                0                                0
                   ---------------- ---------------- --------------- ---------------- ---------------- ---------------

              65+                0                                0                0                                0
                   ---------------- ---------------- --------------- ---------------- ---------------- ---------------

           Totals                0                                0                0                                0
                   ---------------- ---------------- --------------- ---------------- ---------------- ---------------


                         VARIABLE ANNUITY DEATH BENEFIT
                    Quarterly Input Page, Fund/Exposure-Based

                             --------------
       Calendar Year
                             --------------
                             --------------
       Reporting Quarter
                             --------------

Quarterly Reinsurance Premium Calculation
       Part I.
       A. Ages Subject to Exposure Calculation (to 65)

                                                                            Qualified   Non-Qualified
                                                                            ----------- ----------------
               1 Adjusted Aggregate Annuity Value (BOQ)                                                  Prior E-2
                                                                            ----------- ----------------

               2 Adjusted Aggregate Annuity Value (EOQ)                              0                0  Current E-2
                                                                            ----------- ----------------

               3 Average Annuity Value (1+2)/2                                       0                0



               4 Minimum Fund-Based Premium Rate

               5 Minimum Premium (4*3)                                               0                0

               6 Maximum Fund-Based Premium Rate

               7 Maximum Premium (6*3)                                               0                0



                                                                            ----------- ----------------
               8 Actual Exposure Premium (BOQ)                                                           Prior E-2
                                                                            ----------- ----------------

               9 Actual Exposure Premium (EOQ)                                       0                0  Current E-2
                                                                            ----------- ----------------

              10 Average Exposure Premium (8+9)/2                                    0                0


              11 Earned premium [max[5,min(10,7)]                                    0                0
              12 Advance Premium Current Quarter (4*2)                               0                0

                                                                            ----------- ----------------
              13 Advance Premium Prior Quarter                                                           Prior E-3

                                                                            ----------- ----------------
              14 Net Premium Due (11+12-13)                                          0                0

B.       Ages Not Subject to Exposure Calculation (65+)

                                                                            ----------- ----------------
              15 Adjusted Aggregate Annuity Value (BOQ)                                                  Prior E-2

                                                                            ----------- ----------------
              16 Adjusted Aggregate Annuity Value (EOQ)                              0                0  Current E-2

                                                                                        ----------------
              17 Average Annuity Value (15+16)/2                                     0                0



              18 Quarterly Fund Based Premium Rate

              19 Quarterly Earned Premium [17*18]                                    0                0

              20 Advanced Premium Current Quarter [16*18]                            0                0

                                                                            ----------- ----------------
              21 Advanced Premium Prior Quarter

                                                                                        ----------------
              22 Net Premium Due [19+20-21]                                          0                0



              23 Total Part I. Net Premium Due All Ages [Sum lines                                    0
              14+22]



Part II.
Actual Claims
--------------                                                                          ----------------
               24 Quarterly Reinsurance Amount                                                           Current E-2
                                                                                        ----------------

Part III.
Net Transactions
               25 Premium Due Reinsurer [Sum 23]                                                     0
               26 Quarterly Reinsurance Claims [Sum 24]                                              0
                                                                                        ---------------
                                                                                        ---------------
               27 Fourth Quarter Calendar Year Premium Adjustment                                       Attach
                                                                                                        explanation

                                                                                        ---------------
               28 Prior Adjustment                                                                      Attach
                                                                                                        explanation
                                                                                        ---------------
               29 Amount Due Ceding Company [26-25+27+28]